Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Glowpoint, Inc. on Form S3 (No. 333-186739) and Form S8 (No. 333-150436) of our report dated April 1, 2013, on our audits of the consolidated financial statements as of December 31, 2012 and 2011 and for each of the years in the two-year period ended December 31, 2012, which report is included in this Annual Report on Form 10-K to be filed on or about April 1, 2013.

/s/ EISNERAMPER LLP

Edison, NJ
April 1, 2013